                                                                      Exhibit 99

(United Bancorp, Inc. LOGO)

P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK  Fax:740/633-1448
We are United to Better Serve You

PRESS RELEASE

UNITED BANCORP, INC.

201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact: James W. Everson              Randall M. Greenwood
         Chairman, President and CEO   Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120       (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com         cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: 12:00 PM   November 1, 2007

SUBJECT: UNITED BANCORP, INC. REPORTS EARNINGS PER SHARE OF $0.41PER SHARE FOR
         THE NINE MONTHS ENDED SEPTEMBER 30, 2007, AN INCREASE OF 37%

MARTINS FERRY, OHIO *** United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $1,874,000 and $1,392,000 for the nine months ended September 30, 2007 and 2006, respectively. On a per share basis, the Company's basic earnings were $0.41 for 2007, as compared to $0.30 for 2006, an increase of 36.7%. Earnings per share data for 2006 gives effect to the 10% stock split paid in the form of a dividend in December 2006. Third quarter 2007 earnings were $0.09 compared to $0.09 in for the third quarter of 2006.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, "The Company's nine month earnings in 2007 generated an annualized 0.59% return on average assets ("ROA") and an 7.9% return on average equity ("ROE") compared to 0.45% ROA and 5.9% ROE for the comparable nine month period in 2006. With the recent more positive slope of the treasury yield curve and the lower cost of short term funds, we are projecting improvement in the Company's net interest margin in the fourth quarter of 2007. Service charge income on deposit accounts for the nine months ended September 30, 2007 increased $312,000 which reflects the positive impact of a courtesy overdraft program implemented by the Company in late 2006. During the third quarter of 2007, the Company recorded costs of $160,000 relating to the recent charter merger. On an after tax basis, these non recurring expenses amounted to $0.02 per share. Without this item the Company's earnings per share for the three months ended September 30, 2007 would have been $0.11 compared to $0.09 for the third quarter of 2006, an increase of 22.2%."

James W. Everson, Chairman, President and Chief Executive Officer stated, "As announced last quarter, we struck July 1st as the start date 'for accounting purposes' of the merger of The Community Bank with and into The Citizens Savings Bank. The 'physical consolidation' of our two charters under the management group of The Citizens Savings Bank was completed on October 31st resulting in a 22% reduction in staffing at The Community Bank division. Our flat third quarter earnings reflect the cost of employee severance payments to accomplish this which should translate into improved earnings moving forward into the fourth and future quarters. As reported in previous releases, we project a normalization of earnings to occur over the next twelve months as a result of enhanced operating and cost efficiencies to be realized from this consolidation. Having merged our bank charters into a single charter and common operating system, we shall save valuable resources and allow each of our offices to enhance our focus on growing our banking franchises by providing the highest level of customer service."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $442.1 million and total shareholder's equity of approximately $32.1 million as of September 30, 2007. Through its seventeen banking offices and operations center, The Citizens Savings Bank serves the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas. The Company trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"

                                                        FOR THE THREE MONTHS
                                                         ENDED SEPTEMBER 30,
                                                       -----------------------     %
                                                          2007         2006      CHANGE
                                                       ----------   ----------  -------
EARNINGS
   Total interest income                               $    6,673   $    6,552     1.85%
   Total interest expense                                   3,807        3,385    12.47%
                                                       ----------   ----------
   Net interest income                                      2,866        3,167    -9.50%
   Provision for loan losses                                  283          652   -56.60%
   Service charges on deposit accounts                        481          350    37.43%
   Net realized (losses)/gains of sales on securities          --           --
   Net realized gains on sale of loans                         13            4   225.00%
   Other noninterest income                                   291          345   -15.65%
   Total noninterest income                                   785          699    12.30%
   Total noninterest expense                                3,005        2,773     8.37%
   Income tax (benefit) expense                               (29)          38  -176.32%
                                                       ----------   ----------
   Net income                                                 392          403    -2.73%
PER SHARE
   Earnings per common share - Basic                   $     0.09   $     0.09     0.00%
   Earnings per common share - Diluted                       0.09         0.09     0.00%
   Cash Dividends paid                                       0.13         0.12     8.33%
SHARES OUTSTANDING
   Average - Basic                                      4,579,381    4,576,756       --
   Average - Diluted                                    4,581,455    4,576,917       --

                                                         FOR THE NINE MONTHS
                                                          ENDED SEPTEMBER 30,
                                                       -----------------------     %
                                                          2007         2006      CHANGE
                                                       ----------   ----------  -------
EARNINGS
   Total interest income                               $   19,747   $   18,856     4.73%
   Total interest expense                                  10,889        9,371    16.20%
                                                       ----------   ----------
   Net interest income                                      8,858        9,485    -6.61%
   Provision for loan losses                                  657        1,056   -37.78%
   Service charges on deposit accounts                      1,336        1,024    30.47%
   Net realized gains (losses) security transactions            1         (350) -100.29%
   Net realized gains on sale of loans                          9           14   -35.71%
   Other noninterest income                                   890          903    -1.44%
   Total noninterest income                                 2,236        1,591    40.54%
   Total noninterest expense                                8,342        8,503    -1.89%
   Income tax expense                                         221          125    76.80%
                                                       ----------   ----------
   Net income                                          $    1,874   $    1,392    34.63%
PER SHARE
   Earnings per common share - Basic                   $     0.41   $     0.30    36.67%
   Earnings per common share - Diluted                       0.41         0.30    36.67%
   Cash Dividends paid                                       0.39         0.35    11.43%
   Book value (end of period)                                6.91         7.14    -3.22%
SHARES OUTSTANDING
   Average - Basic                                      4,564,741    4,589,740       --
   Average - Diluted                                    4,566,765    4,590,293       --
AT QUARTER END
   Total assets                                        $  442,148   $  425,346     3.95%
   Total assets (average)                                 425,966      416,269     2.33%
   Other real estate and repossessions                        820          274   199.27%
   Gross loans                                            227,329      237,066    -4.11%
   Allowance for loan losses                                2,218        3,474   -36.15%
   Net loans                                              225,111      233,592    -3.63%
   Net loans charged off                                      784          486    61.32%
   Non-performing loans                                     1,586        1,299    22.09%
   Average loans                                          227,722      234,210    -2.77%
   Total deposits                                         349,687      337,302     3.67%
   Securities and other restricted stock                  176,133      157,207    12.04%
   Shareholders' equity                                    32,116       32,408    -0.90%
   Shareholders' equity (average)                          31,571       31,606    -0.11%
STOCK DATA
   Market value - last close (end of period)           $    11.39   $     9.95    14.47%
   Dividend payout ratio                                    95.12%      118.18%  -19.51%
   Price earnings ratio                                     18.67x       22.10x -342.79%
KEY PERFORMANCE RATIOS
   Return on average assets (ROA)                            0.59%        0.45%    0.14%
   Return on average equity (ROE)                            7.91%        5.87%    2.04%
   Net interest margin (FTE)                                 3.07%        3.21%   -0.14%
   Interest expense to average assets                        3.41%        3.00%    0.41%
   Total allowance loan losses
      to nonperforming loans                               139.85%      267.44% -127.59%
   Total allowance loan losses
      to total loans                                         0.98%        1.47%   -0.49%
   Nonperforming loans to total loans                        0.70%        0.55%    0.15%
   Nonperforming assets to total assets                      0.54%        0.37%    0.17%

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.